_______________________________

                       SECURITIES AND EXCHANGE COMMISSION
                         _______________________________

                             WASHINGTON, D.C. 20549


                                    FORM 8-K

                CURRENT REPORT PURSUANT TO SECTION 13 OR 15(D) OF
                       THE SECURITIES EXCHANGE ACT OF 1934
                                 _______________


Date  of  Report  (Date  of  earliest  event  reported):   February  11,  2002


                                  Proteo, Inc.
                   (formerly known as Trivantage Group, Inc.)
                       _______________________________
             (Exact name of registrant as specified in its charter)


                                     Nevada
                         _______________________________
                 (State or other jurisdiction of incorporation)


         0-27039                                              88-0292249
(Commission File Number)                       (IRS Employer Identification No.)



                     2775  Mesa  Verde  Drive  East,  #F101
                            Costa  Mesa,  CA 92626
             (Address  of  principal executive offices) (Zip  Code)

Registrant's  telephone  number,  including  area  code:  (949) 979-7074


                                       N/A
        (Former name or former address, if changed since last report)

ITEM  4.     CHANGES  IN  REGISTRANT'S  CERTIFYING  ACCOUNTANT

Effective February 11, 2002, the Board of Directors of the Company approved the engagement of Squar, Milner, Reehl & Williamson, LLP, Certified Public Accountants ("Squar Milner") as its independent auditors for the fiscal year ended December 31, 2001 to replace Stonefield Josephson, Inc. ("Stonefield Josephson"). The Company did not consult with Squar Milner on any matters prior to their retention.

The report of Stonefield Josephson on the Company's financial statements for the fiscal year ended December 31, 2000, and the related statements of operations, stockholder's equity and cash flows for the two years then ended did not contain an adverse opinion or a disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope, or accounting principles.

In connection with the audit of the Company's financial statements for the fiscal year ending December 31, 2000 and for the subsequent interim periods, there were no disagreements with Stonefield Josephson on any matters of accounting principles or practices, financial statement disclosure, or auditing scope and procedures which, if not resolved to the satisfaction of Stonefield Josephson would have caused Stonefield Josephson to make reference to the matter in their report. The Company has requested Stonefield Josephson to furnish it a letter addressed to the Commission stating whether it agrees with the above statements. A copy of that letter will be filed as an amendment to this 8-K when received pursuant to the requirements of Item 304 of Regulation S-B.


                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


Dated:     February  15,  2002                    PROTEO,  INC.

                                                      By:/s/  Joerg  Alte
                                                      Joerg  Alte
                                                      Chief  Executive  Officer